EXHIBIT (a)(1)(C)

SMARTVIDEO TECHNOLOGIES, INC.

_____________________

OFFER TO AMEND AND
EXCHANGE

_____________________

ELECTION FORM

This Election Form (this “Election Form”) relates to the offer (the “Offer”) by SmartVideo Technologies, Inc., a Delaware corporation (“SmartVideo”), described in the Offer to Amend and Exchange, dated as of March 9, 2007 (the “Offer to Amend and Exchange”), distributed to all holders of currently outstanding warrants (except those warrants having an exercise price of $1.40 which remain subject to certain performance-based milestones) (the “Warrants”). To participate in the Offer and amend your Warrant(s) (as described in the Offer to Amend and Exchange), you must (a) properly complete, sign, date and deliver to SmartVideo this Election Form pursuant to the Instructions accompanying this Election Form, (b) deliver to SmartVideo your original executed Warrant(s) and (c) (if you elect to exercise any portion of your Warrants that are amended by the Offer at the reduced cash exercise price) deliver a check representing good funds payable to “SmartVideo Technologies, Inc.” in an amount equal to the number of Warrant(s) being exercised for cash multiplied by the applicable cash exercise price. We must receive your Election Form, original Warrant(s) and cash payment, if applicable, no later than midnight, Eastern Time, on April 6, 2007, which is the date our Offer will expire, unless extended. Please note that delivery of your Election Form by facsimile will not be accepted.

If SmartVideo receives one or more Election Forms and one or more Withdrawal Forms signed by you, SmartVideo will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last.

If you participate in the Offer, your Warrant(s) will be amended and accepted by us for exercise concurrently with the expiration of the Offer. A certificate representing the shares of common stock, par value $.001 per share, of SmartVideo for which your Warrant(s) have been accepted for exercise will be issued to you promptly after the expiration of the Offer, in accordance with and subject to the terms and conditions described in the Offer to Amend and Exchange.

Questions may be directed to Ron Warren at SmartVideo Technologies, Inc., 3505 Koger Boulevard, Suite 400, Duluth, Georgia  30096, or by telephone at (770) 279-3100.

ACKNOWLEDGEMENT AND SIGNATURE:

By properly completing, signing and dating this Election Form and delivering it to SmartVideo pursuant to the Instructions accompanying this Election Form and as set forth in the Offer to Amend and Exchange, I voluntarily elect to (a) amend my Warrant(s) indicated below, (b) participate in and agree to all of the terms of the Offer, as described in the Offer to Amend and Exchange, and (c) agree as follows:

1. The provisions relating to exercise price, number of shares of Common Stock available for purchase upon exercise and procedures for exercising each Warrant that I tender are hereby amended by adding the following additional provision:

“Right to Exercise at Reduced Exercise Price; Manner of Payment. (a) Notwithstanding anything to the contrary set forth in this Warrant, at any time on or before the Offer Expiration Date this Warrant is exercisable at the Reduced Cash Exercise Price or the Reduced Cashless Exercise Price, or any combination thereof at the option of the Holder, at any time or from time to time up to and including the Offer Expiration Date for all or any part of the shares of Common Stock (but not for a fraction of a share) which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant at such Reduced Cash Exercise Price or Reduced Cashless Exercise Price, as the case may be, pursuant to this subsection (a) shall be and are deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the Offer Expiration Date provided that this Warrant shall have been surrendered, properly endorsed, together with the completed, executed Election Form, and payment made for such shares. Certificates for the shares of Common Stock so purchased, shall be delivered to the Holder hereof by the Company at the Company’s expense within a reasonable time after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the shares of Common Stock which may be purchased under this Warrant prior to the Offer Expiration Date, the Company shall cancel this Warrant and execute and deliver a new Warrant or Warrants of like tenor for the balance of the shares of Common Stock purchasable under the Warrant surrendered to the Holder hereof within a reasonable time; provided, however, that such new Warrant shall not contain this section entitled “Right to Exercise at Reduced Exercise Price. Each stock certificate so delivered shall be in such denominations of Common Stock as may be required by the Holder hereof and shall be registered in the name of such Holder.

(b) For purposes of subsection (a) above, the following definitions shall apply:

“Election Form” shall mean the form of election, filed as Exhibit (a)(1)(C) to the Schedule TO relating to the Offer.

“Offer” shall mean the offer to holders of outstanding warrants to purchase the common stock of SmartVideo Technologies, Inc., as set forth in the Schedule TO filed with the Securities and Exchange Commission on March 9, 2007, as the same may be amended from time to time.

“Offer Expiration Date” shall mean midnight, Eastern Time, on April 6, 2007, unless the Offer is extended in which case the Offer Expiration Date shall mean the date set forth in the amendment to Schedule TO filed by the Company for purposes of extending the Offer.

“Reduced Cash Exercise Price” shall mean:

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With respect to warrants having an exercise price of $6.50 per share immediately prior to the date of the Offer, $0.33 per share of Common Stock;

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With respect to warrants having an exercise price of $5.50 per share immediately prior to the date of the Offer, $0.33 per share of Common Stock;

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With respect to warrants having an exercise price of $5.00 per share immediately prior to the date of the Offer, $0.33 per share of Common Stock;

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With respect to warrants having an exercise price of $4.30 per share immediately prior to the date of the Offer, $0.33 per share of Common Stock;

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With respect to warrants having an exercise price of $3.50 per share immediately prior to the date of the Offer, $0.33 per share of Common Stock;

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With respect to warrants having an exercise price of $2.50 per share immediately prior to the date of the Offer, $0.30 per share of Common Stock;

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With respect to warrants having an exercise price of $2.10 per share immediately prior to the date of the Offer, $0.28 per share of Common Stock;

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With respect to warrants having an exercise price of $2.00 per share immediately prior to the date of the Offer, $0.31 per share of Common Stock;

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With respect to warrants having an exercise price of $1.50 per share immediately prior to the date of the Offer, $0.29 per share of Common Stock;

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With respect to warrants having an exercise price of $1.25 per share immediately prior to the date of the Offer, $0.25 per share of Common Stock;

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With respect to warrants having an exercise price of $1.00 per share immediately prior to the date of the Offer, $0.26 per share of Common Stock; and

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•

With respect to warrants having an exercise price of $0.75 per share immediately prior to the date of the Offer, $0.22 per share of Common Stock.

“Reduced Cashless Exercise Price” shall mean the number of warrants that must be tendered in exchange for receipt of one share of Common Stock as follows:.

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With respect to warrants having an exercise price of $6.50 per share immediately prior to the date of the Offer, 141 warrants;

•

With respect to warrants having an exercise price of $5.50 per share immediately prior to the date of the Offer, 94 warrants;

•

With respect to warrants having an exercise price of $5.00 per share immediately prior to the date of the Offer, 75 warrants;

•

With respect to warrants having an exercise price of $4.30 per share immediately prior to the date of the Offer, 54 warrants;

•

With respect to warrants having an exercise price of $3.50 per share immediately prior to the date of the Offer, 42 warrants;

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With respect to warrants having an exercise price of $2.50 per share immediately prior to the date of the Offer, 10 warrants;

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With respect to warrants having an exercise price of $2.10 per share immediately prior to the date of the Offer, 7 warrants;

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With respect to warrants having an exercise price of $2.00 per share immediately prior to the date of the Offer, 15 warrants;

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With respect to warrants having an exercise price of $1.50 per share immediately prior to the date of the Offer, 9 warrants;

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With respect to warrants having an exercise price of $1.25 per share immediately prior to the date of the Offer, 4 warrants;

•

With respect to warrants having an exercise price of $1.00 per share immediately prior to the date of the Offer, 5 warrants; and

•

With respect to warrants having an exercise price of $0.75 per share immediately prior to the date of the Offer, 3 warrants.

(c) Payment of Exercise Price. Notwithstanding anything to the contrary set forth in this Warrant, at any time on or before the Offer Expiration Date, the Holder may elect to exercise this Warrant by (i) delivering a check representing good funds payable to “SmartVideo Technologies, Inc.” in the amount equal to the number of shares so purchased multiplied by the Reduced Cash Exercise Price, (ii) means of a “Cashless Exercise” which shall result in a reduction of the number of shares otherwise issuable upon exercise (or deemed exercise) of the Warrants such that the Holder shall tender warrants equal to the Reduced Cashless Exercise Price multiplied by the number of shares so purchased or (iii) any combination of the exercise methods described in the preceding clauses (i) and (ii). Payments shall be delivered to 3505 Koger Boulevard, Suite 400, Duluth, Georgia  30096, Attn: Ron Warren.”

2. Waiver of Anti-Dilution Rights. To the extent I have such rights pursuant to the terms of my Warrant(s), I hereby irrevocably waive any and all rights I have requiring an adjustment to the number of shares purchasable under my Warrant(s) and/or a reduction in the exercise price that otherwise would apply to such Warrant(s) as a result of the Offer or issuances by the Company prior to the date hereof, including, without limitation, my election to purchase shares at the Reduced Cash Exercise Price or the Reduced Cashless Exercise Price in accordance with the terms and conditions of the Offer and the shares of Common Stock purchased at such Reduced Cash Exercise Price or the Reduced Cashless Exercise Price, as the case may be, shall be deemed “Excluded Securities” for all purposes under the Warrant(s). This waiver shall be binding on me and my successors and assigns with respect to all Warrants I hold directly or indirectly. To the extent the terms of any class of Warrant granting anti-dilution rights provide that such rights may be waived on behalf of all holders of such class of Warrants in the event holders of a specified percentage of Warrants (e.g., a majority of holders) consent to such waiver, the waiver given by me in this Section 2

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is intended to be aggregated with other holders providing a similar waiver for the purpose of making the waiver binding on all holders. For purposes of the waivers set forth in this Section 2, the terms “Offer,” “Reduced Cash Exercise Price” and “Reduced Cashless Exercise Price” shall have the means set forth in Section 1 above.

3. This agreement is entered into pursuant to each Warrant that I tender and may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

4. This agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provisions or rules.

5. This agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth above and in the Offer to Amend and Exchange, each Warrant that I tender but do not specify an election to amend and exercise concurrently with the expiration of the Offer to Amend and Exchange shall remain in full force and effect.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned has duly executed this Election Form as of the date set forth below with respect to the following Warrant(s) tendered by the undersigned (check all that apply).

☐	I own of record the following Warrant having an exercise price of $6.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.33 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 141 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $5.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.33 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 94 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $5.00 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.33 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 75 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $4.30 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.33 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 54 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $3.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.33 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 42 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $2.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.30 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 10 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $2.10 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.28 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 7 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $2.00 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.31 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 15 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $1.50 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.29 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 9 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $1.25 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.25 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 4 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $1.00 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.26 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 5 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

**********

☐	I own of record the following Warrant having an exercise price of $.75 per share:

Date of Issuance of Warrant:__________________________________________________________________

Face Amount of Warrant (Number of Shares Available for Purchase Represented by Instrument):___________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock at the Reduced Cash Exercise Price of $0.22 per share for a total payment due from me of $____________________________

	☐	I wish to exercise the above Warrant as to _________ shares of Common Stock by tendering the Reduced Cashless Exercise Price of 3 Warrants per share.

	☐	I wish to retain (i.e., not tender in the Offer) the above Warrant as to _________ shares. Please forward a new Warrant containing the original terms to the following address:

____________________________________________

____________________________________________

____________________________________________

Attn:________________________________________

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